Exhibit 10.6

SECURITY AGREEMENT

THIS SECURITY AGREEMENT (this “Security Agreement”) dated ___________, 2005 is entered into by and between Streicher Mobile Fueling, Inc. (“Streicher”), a Florida corporation having its principal place of business at 800 W. Cypress Creek Road, Suite 580, Fort Lauderdale, Florida 33309, ____________, a wholly owned Subsidiary of Streicher (“_____”), having its principal place of business at ________________________ and [_________________, a _________________ corporation located at _________________, ____________, _______________ ______ (the “Trustee”), as indenture trustee for the holders (the “Holders”) of Streicher’s 10% Senior Secured Notes due September 1, 2010 (the “Notes”) pursuant to an indenture between Company and Trustee of even date herewith (the “Indenture”). Streicher and Subsidiary taken together are referred to herein as the “Company.”

WHEREAS, Streicher acquired the business of Subsidiary effective as of ___________, 2005;

WHEREAS, Company wishes to grant to the Trustee, for the benefit of Holders, a first priority security interest in certain assets acquired from Subsidiary, as hereinafter enumerated, to secure the Notes; and

WHEREAS, Streicher and Wachovia Bank, National Association, successor by merger to Congress Financial Corporation (Florida) (“Wachovia”) are parties to that certain Loan and Security Agreement by and between Streicher and Wachovia, dated September 26, 2002, as amended (the “Wachovia Agreement”) and, along with certain other persons, a Subordination Agreement effective as of January 21, 2003 (the “Subordination Agreement”).

NOW, THEREFORE, in consideration of the foregoing premises and to induce Holders to purchase the Notes, Streicher and Subsidiary hereby agree as follows:

SECTION 1. DEFINITIONS. As used herein, the following terms shall have the following meanings, and shall be equally applicable to both the singular and plural forms of the terms defined:

“Applicable Law” shall mean the laws of the State of Texas (or any other jurisdiction whose laws are required by law to be applicable notwithstanding the parties’ choice of Texas law) or the laws of the United States of America, whichever laws allow the greater interest, as such laws now exist or may be changed or amended or come into effect in the future.

“Business Day”shall mean any day other than a Saturday, Sunday or public holiday or the equivalent for banks in Texas.

“Equipment”shall have the meaning given to it in the UCC.

“Event of Default” shall mean any event specified in Section 6 hereof.

“GAAP” shall mean generally accepted accounting principles in the United States of America, as in effect from time to time.

“Loan Documents” shall mean, collectively, this Security Agreement, the Notes Purchase Agreement between Holders and Streicher of even date herewith (the “Notes Purchase Agreement”) evidencing the sale of the Notes and the warrants to purchase common stock of Streicher (the “Warrants”), the Indenture, the Notes, the Warrants and all other documents, agreements, certificates, instruments and opinions executed and delivered in connection therewith, as the same may be modified, extended, restated or supplemented from time to time.

“Material Adverse Change” shall mean, with respect to any Person, a material adverse change in the business, operations, results of operations, assets, liabilities or condition (financial or otherwise) of such Person taken as a whole.

“Material Adverse Effect” shall mean, with respect to any Person, a material adverse effect on the business, operations, results of operations, assets, liabilities or condition (financial or otherwise) of such Person taken as a whole.

“Obligations” shall mean all indebtedness, obligations and liabilities of Company under the Notes and this Security Agreement, whether on account of principal, interest, indemnities, fees (including, without limitation, attorneys’ fees, marketing fees, origination fees, collection fees and all other professionals’ fees), costs, expenses, taxes or otherwise.

“Person” shall mean any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, institution, entity, party or government (including any division, agency or department thereof), and the successors, heirs and assigns of each.

“UCC” means the Uniform Commercial Code as from time to time in effect in the State of Texas; provided, however, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of the Secured Parties’ security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of Texas, the term “UCC’ shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of definitions related to such provisions; provided, further, that if the UCC is amended after the date hereof, such amendment will not be given effect for the purposes of this Agreement if and to the extent the result of such amendment would be to limit or eliminate any item of Collateral.

“Vehicles” means all vehicles covered by a certificate of title law of any state.

SECTION 2. CREATION OF SECURITY INTEREST; COLLATERAL. Company hereby assigns and grants to Holders a continuing general, first priority lien on and security interest in, all of Subsidiary’s right, title and interest in and to [(i) the Vehicles listed on Schedule A hereto, including future additions, parts, accessories, attachments, substitutions, repairs, related intangibles and improvements and replacements to or of any listed Vehicle, (ii) the Equipment listed on Schedule A hereto, including future additions, parts, accessories, attachments, substitutions, repairs, related intangibles and improvements and replacements to or of any such Equipment, (iii) the intangible assets listed on Schedule A hereto (the foregoing being collectively referred to as the “Collateral”) to secure the payment and performance of all the Obligations.]

SECTION 3. COMPANY’S REPRESENTATIONS AND WARRANTIES. Streicher and Subsidiary jointly and severally represent and warrant to Holders as follows:

SECTION 3.1 Good Standing; Qualified to do Business. Streicher is a duly organized and validly existing corporation in good standing under the laws of the State of Florida. Subsidiary is a duly organized and validly existing corporation in good standing under the laws of the State of _________. Company has the power and authority to own its properties and assets and to transact the businesses in which it is presently, or proposes to be, engaged and is duly qualified and authorized to do business and is in good standing in every jurisdiction in which the failure to be so qualified could have a Material Adverse Effect on (i) Company, (ii) Company’s ability to perform its obligations under the Loan Documents or (iii) the rights of Holders or the Trustee under this Agreement.

SECTION 3.2 Due Execution, etc. The execution, delivery and performance by Company of each of the Loan Documents to which it is a party are within the powers of the Company, do not contravene its Articles of Incorporation or Certificate of Formation, as applicable, or Bylaws or Operating Agreement, as applicable, and do not (i) violate any law or regulation, or any order or decree of any court or governmental authority, (ii) conflict with or result in a breach of, or constitute a default under, any material indenture, mortgage or deed of trust or any material lease, agreement or other instrument binding on Company or any of its properties, or (iii) require the consent, authorization by or approval of or notice to, or filing or registration with, any governmental authority or other Person except for Wachovia, a majority of the holders of Streicher’s 10% senior secured notes totaling in the aggregate $6.925 million and due on August 28, 2008, and the holders of Streicher’s 10% senior secured notes totaling in the aggregate $6.1 million and due on January 24, 2005. This Security Agreement is, and each of the other Loan Documents to which Company is or will be a party when delivered will be, the legal, valid and binding obligation of Company enforceable against Company in accordance with its terms.

SECTION 3.3 Solvency; No Liens. On the date hereof, Company is solvent, is paying its debts as they become due and has sufficient capital to conduct its business; the security interests granted herein constitute and shall at all times constitute the first and only liens on the Collateral; and Subsidiary is, or will be at the time such Collateral is acquired by it, the absolute owner of the Collateral with full right to pledge, sell, consign, transfer and create a security interest therein, free and clear of any and all claims or liens in favor of any other Person.

SECTION 3.4 No Judgments, Litigation. No judgments are outstanding against Company nor is there now pending or, to the best of Company’s knowledge after diligent inquiry, threatened any litigation, contested claim, or governmental proceeding by or against Company except judgments and pending or threatened litigation, contested claims and governmental proceedings which would not, in the aggregate, have a Material Adverse Effect on Company.

SECTION 3.5 No Defaults. On the date hereof, Company is not in material default under any material contract, lease, or commitment to which it is a party or by which it is bound. Company knows of no dispute regarding any contract, lease, or commitment which could have a Material Adverse Effect on Company.

SECTION 3.6 Collateral and Operating Locations. On the date hereof, the Collateral (other than mobile goods and Equipment in transit) are kept at the locations listed on Schedule B hereto, and the Company is conducting operations from those locations listed on Schedule C hereto.

SECTION 3.7 No Events of Default. No Event of Default has occurred and is continuing nor has any event occurred which, with the giving of notice or the passage of time, or both, would constitute an Event of Default.

SECTION 3.8 No Limitation on Holders’ Rights. Except as permitted herein, none of the Collateral is subject to contractual obligations that may restrict or inhibit Holders’ or Trustee’s rights or abilities to sell or dispose of the Collateral or any part thereof after the occurrence of an Event of Default.

SECTION 3.9 Perfection and Priority of Security Interest. This Security Agreement creates a valid and, upon completion of all required filings of financing statements, perfected, first priority and exclusive security interest in the Collateral, securing the payment of all the Obligations.

SECTION 3.10 Identifying Information. Schedule A hereto sets forth the true and correct model number and serial number, vehicle identification number or other identifying information of each item of Collateral.

SECTION 4. COVENANTS OF THE COMPANY.

SECTION 4.1 Existence, etc. Company will (i) maintain its existence and its current yearly accounting cycle, (ii) maintain in full force and effect all licenses, bonds, franchises, leases, trademarks, patents, contracts and other rights necessary or desirable to the prudent conduct of its business, (iii) continue in the same general line of business as presently conducted by it and (iv) comply with all applicable laws and regulations of any federal, state or local governmental authority, except for such laws and regulations the violations of which would not, in the aggregate, have a Material Adverse Effect on Company.

SECTION 4.2 Notice to Trustee and Holders.

(a) As soon as possible, and in any event within five (5) days after Company learns of it, Company will give written notice to Trustee and Holders of (i) any proceeding instituted or threatened to be instituted by or against Company in any federal, state, local or foreign court or before any commission or other regulatory body (federal, state, local or foreign) which, in the opinion of management, could have a Material Adverse Effect on Company, (ii) the occurrence of any Material Adverse Change with respect to Company and (iii) the occurrence of any Event of Default or event or condition which, with notice or lapse of time or both, would constitute an Event of Default, together with a statement of the action which Company has taken or proposes to take with respect thereto.

(b) Company further covenants to provide all notices required by the Indenture and the Notes.

SECTION 4.3 Maintenance of Books and Records. Company will maintain books and records pertaining to the Collateral in such detail, form and scope as Trustee shall require in Trustee’s commercially reasonable judgment. Company agrees that Trustee or Trustee’s agents, prior to an event of default and upon five (5) days notice, may enter upon Company’s premises at any time and from time to time during normal business hours, and at any time on and after the occurrence of an Event of Default, for the purpose of inspecting the Collateral and any and all records pertaining thereto.

SECTION 4.4 Insurance. Company will maintain insurance on the Collateral under such policies of insurance, with such insurance companies, in such amounts and covering such risks as are at all times satisfactory to Trustee. All such policies shall be made payable to Trustee, for the benefit of Holders, in case of loss, under a standard non-contributory “lender” or “secured party” clause and are to contain such other provisions as Trustee may reasonably require to protect Holders’ interests in the Collateral and to any payments to be made under such policies. True copies of all original insurance policies are to be delivered to Trustee, premium prepaid, with the loss payable endorsement in favor of Trustee, for the benefit of Holders, and shall provide for not less than thirty (30) days’ prior written notice to Trustee and Holders of any alteration or cancellation of coverage. If Company fails to maintain such insurance, Trustee may arrange for (at Company’s expense and without any responsibility on Trustee’s or Holders’ part for) obtaining the insurance. Upon an Event of Default and during the continuation thereof, and unless Trustee shall otherwise agree with Company in writing, Trustee shall, after giving prior written notice to Company and Wachovia, have the sole right, in the name of Holders or Company, to file claims under any insurance policies, to receive and give acquittance for any payments that may be payable thereunder, and to execute any endorsements, receipts, releases, assignments, reassignments or other documents that may be necessary to effect the collection, compromise or settlement of any claims under any such insurance policies.

SECTION 4.5 Taxes. Company will pay, when due, all taxes, assessments, claims and other charges (the “Taxes”) lawfully levied or assessed against Company or the Collateral other than Taxes that are being diligently contested in good faith by Company by appropriate proceedings promptly instituted and for which an adequate reserve is being maintained by Company in accordance with GAAP. If any Taxes remain unpaid after the date fixed for the payment thereof, or if any lien shall be claimed therefor, then, without notice to Company, and on Company’s behalf, Trustee may pay such Taxes, and the amount thereof shall be added to the Obligations.

SECTION 4.6 Company to Defend Collateral Against Claims; Fees on Collateral.  Company will defend the Collateral against all claims and demands of all Persons at any time claiming the same or any interest therein. Company will not permit any notice creating or otherwise relating to liens on the Collateral or any portion thereof to exist or be on file in any public office. Company shall promptly pay, when due, all transportation, storage and warehousing charges and license fees, registration fees, assessments, charges, permit fees and taxes (municipal, state and federal) which may now or hereafter be imposed upon the ownership, leasing, renting, possession, sale or use of the Collateral, excluding, however, all taxes on or measured by Holders’ income.

SECTION 4.7 No Change of Location, Structure or Identity. Company will not (i) change the location of Streicher’s principal place of business or (ii) establish any place of business other than those set forth on Schedule C hereto or (iii) change the base location or permit the movement of any Collateral from the locations specified in Schedule B hereto (other than the movement of Vehicles and Equipment in the ordinary course of business), unless Company has delivered to Trustee (A) prior written notice thereof and (B) duly executed financing statements and other agreements and instruments (all in form and substance satisfactory to Trustee) necessary or, in the opinion of Trustee, desirable to perfect and maintain in favor of Holders a first priority security interest in the Collateral. Notwithstanding anything to the contrary in the immediately preceding sentence, Company may keep any Vehicle or item of Equipment at any location in the United States provided that such Vehicle or item of Equipment is covered by a certificate of title law in any state and Holders’ security interest in any such Collateral is conspicuously marked on the certificate of title thereof and Company has complied with the provisions of Section 4.9 hereof.

SECTION 4.8 Use of Collateral; Licenses. The Collateral shall be operated and maintained by competent, qualified personnel in connection with Company’s business purposes, for the purpose for which the Collateral was designed and in accordance with applicable operating instructions, laws and government regulations, and Company shall use every reasonable precaution to prevent loss or damage to the Collateral from accidents, fire and other hazards. The Collateral shall not be used or operated for personal, family or household purposes. Company shall procure and maintain in effect all orders, licenses, certificates, permits, approvals and consents required by federal, state or local laws or by any governmental body, agency or authority in connection with the delivery, installation, use and operation of the Collateral.

SECTION 4.9 Further Assurances. Company will, promptly upon request by Trustee, execute and deliver, or use its best efforts to obtain, any document reasonably required by Trustee (including, without limitation, warehouseman or processor disclaimers, mortgagee waivers, landlord disclaimers, or subordination agreements with respect to the Obligations and the Collateral), give any notices, execute and file any financing statements, mortgages or other documents (all in form and substance satisfactory to Trustee), mark any chattel paper, deliver any chattel paper or instruments to Trustee, and take any other actions that are necessary or, in the opinion of Trustee, desirable to perfect or continue the perfection and the first priority of Holders’ security interest in the Collateral, to protect the Collateral against the rights, claims, or interests of any Persons, or to effect the purposes of this Security Agreement. As long as amounts remain due to Holders from Company under the Loan Documents, Company hereby authorizes Trustee or Holders to file one or more financing or continuation statements, and amendments thereto, relating to all or any part of the Collateral without the signature of Company where permitted by law. A copy of this Security Agreement or any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement where permitted by law. To the extent required under this Security Agreement, Company will pay all reasonable costs incurred in connection with any of the foregoing. Trustee will provide Company and Wachovia with prior written notice of any actions proposed to be taken by Trustee as provided hereinabove.

SECTION 4.10 No Disposition of Collateral. Without the prior written approval of Trustee, Company will not in any way hypothecate or create or permit to exist any lien, security interest, charge or encumbrance on or other interest in any of the Collateral, except for the lien and security interest granted hereby. Company will not sell, transfer, assign, pledge, collaterally assign, exchange or otherwise dispose of any of the Collateral without the prior written consent of Trustee, provided, however that no such consent shall be required for the routine sale or other disposition of obsolete or worn out Equipment so long as (i) any proceeds therefrom are paid to Trustee for the benefit of Holders and (ii) not more than $200,000 in Equipment, based on fair market value, is sold or disposed of without Trustee’s consent in any fiscal year of Streicher. In the event the Collateral, or any part thereof, is sold, transferred, assigned, exchanged, or otherwise disposed of, irrespective of whether it is approved by the Trustee, the security interest of Holders shall continue in such Collateral or part thereof notwithstanding such sale, transfer, assignment, exchange or other disposition, and Company will hold the proceeds thereof in a separate account for the benefit of Holders. Following such a sale, Company will transfer such proceeds to Trustee, for the benefit of Holders, in kind, which shall effect a release of the security interest of Holders in such Collateral, including any security interest in future additions, parts, accessories, attachments, substitutions, repairs and improvements or replacements to or of such Collateral.

SECTION 4.11 No Limitation on Holders’ Rights. Company will not enter into any contractual obligations which may restrict or inhibit Trustee’s or Holders’ rights or ability to sell or otherwise dispose of the Collateral or any part thereof.

SECTION 4.12 Protection of Collateral. Upon three (3) Business Days’ notice to Company (except after an Event of Default), Trustee shall have the right at any time to make any payments and do any other acts Trustee may deem necessary to protect Holders’ security interest in the Collateral, including, without limitation, the rights to satisfy, purchase, contest or compromise any encumbrance, charge or lien which, in the reasonable judgment of Trustee, appears to be prior to or superior to the security interests granted hereunder, and appear in and defend any action or proceeding purporting to affect its security interests in, or the value of, any of the Collateral. Company hereby agrees to reimburse Holders for all reasonable payments made and expenses incurred under this Security Agreement, including fees, expenses and disbursements of attorneys and paralegals (including the allocated costs of in-house counsel) acting for Holders, including any of the foregoing payments under, or acts taken to protect its security interests in, any of the Collateral, which amounts shall be secured under this Security Agreement, and agrees it shall be bound by any payment made or act taken by Trustee or Holders hereunder absent Trustee’s gross negligence or willful misconduct. Holders shall have no obligation to make any of the foregoing payments or perform any of the foregoing acts.

SECTION 4.13 Delivery of Items. Company will promptly (but in no event later than three (3) Business Days) after their receipt thereof, deliver to Trustee any documents or certificates of title issued with respect to any property included in the Collateral, and any promissory notes, letters of credit or instruments related to or otherwise in connection with any property included in the Collateral, which in any such case come into the possession of Company, or shall cause the issuer thereof to deliver any of the same directly to Trustee, in each case with any necessary endorsements in favor of Trustee for the benefit of Holders.

SECTION 4.14 Fundamental Changes. Without the prior written consent of Trustee, Company shall not merge or consolidate with any other Person (except for any merger or consolidation between Streicher and any of its wholly owned subsidiaries) or sell or otherwise dispose of all or substantially all of its assets.

SECTION 5. COVENANTS OF TRUSTEE. Trustee shall comply with the provisions of the Indenture, including, but not limited to, notice provisions required therein.

SECTION 6. FINANCIAL STATEMENTS. Until the payment and satisfaction in full of all Obligations, Company shall deliver to Trustee and to Holders the following financial information:

SECTION 6.1 Annual Financial Statements. As soon as available, but not later than one hundred twenty (120) days after the end of each fiscal year of Streicher and its consolidated subsidiaries, the consolidated balance sheet, income statement and statements of cash flows and shareholders equity for Streicher and its consolidated subsidiaries (the “Financial Statements”) for such year, reported on by independent certified public accountants; and

SECTION 6.2 Quarterly Financial Statements. As soon as available, but not later than sixty (60) days after the end of each of the first three (3) fiscal quarters in any fiscal year of Streicher and its consolidated subsidiaries, the Financial Statements for such fiscal quarter, together with a certification duly executed by a responsible officer of Streicher that such Financial Statements have been prepared in accordance with GAAP and are fairly stated in all material respects (subject to normal year-end audit adjustments).

SECTION 7. EVENTS OF DEFAULT. The occurrence of any of the following events shall constitute an Event of Default hereunder:

(a) failure of Company to pay any of the Obligations when payable, whether at stated maturity, by acceleration, or otherwise;

(b) failure of Company to perform, comply with or observe in any material respect any term, covenant or agreement applicable to it contained in any of the Loan Documents;

(c) any representation or warranty made or deemed made by Company hereunder, under or in connection with the Financial Statements, under any other Loan Document as defined herein or under any other agreement between Company and Holders, or under any document, instrument or certificate executed by Company in favor of Holders, shall prove to have been false or incorrect in any material respect when made;

(d) any material provision of any Loan Document as defined herein to which Company is a party shall for any reason cease to be valid and binding on Company, or Company shall so assert in writing;

(e) dissolution, liquidation, winding up or cessation of any of Company’s business, or the failure of Company to pay its debts as they mature; or the admission in writing by Company of its inability to pay its debts as they mature; or the calling of a meeting of Company’s creditors for purposes of compromising Company’s debts;

(f) the commencement by or against Company of any bankruptcy, insolvency, arrangement, reorganization, receivership or similar proceedings under any federal or state law and, in the case of any such involuntary proceeding, such proceeding remains undismissed or unstayed for forty-five (45) days following the commencement thereof, or any action by Company is taken authorizing any such proceedings;

(g) Company suffers or sustains a Material Adverse Change;

(h) an assignment for the benefit of creditors is made by Company, whether voluntary or involuntary, or Company consents to the appointment of a trustee or receiver, or if a trustee or receiver is appointed for Company or for a substantial part of its property;

(i) Company shall (i) default in the payment of principal of or interest on any indebtedness (other than the Obligations) beyond the period of grace, if any, provided in the instrument or agreement under which such indebtedness was created; or (ii) default in the observance or performance of any other agreement or condition relating to any such indebtedness or contained in any instrument or agreement relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such indebtedness to cause, with the giving of notice if required, such indebtedness to become due prior to its stated maturity;

(j) any material federal tax lien is filed of record against Company and is not bonded or discharged within five (5) Business Days;

(k) any material judgment shall be rendered against Company which shall not be stayed, vacated, bonded or discharged within sixty (60) days;

(l) any material covenant, agreement or obligation of Company contained in or evidenced by any of the Loan Documents shall cease to be enforceable, or shall be determined to be unenforceable, in accordance with its terms; any of the Loan Parties shall deny or disaffirm its obligations under any of the Loan Documents or any liens granted in connection therewith; or any liens granted on any of the collateral shall be determined to be void, voidable or invalid, are subordinated or are not given the priority contemplated by this Security Agreement; or

(m) this Security Agreement shall for any reason (other than pursuant to the terms hereof) cease to create a valid and perfected first priority lien on the Collateral purported to be covered hereby.

SECTION 8. REMEDIES. If any Event of Default shall have occurred and be continuing:

(a) Trustee, on behalf of Holders, may, without prejudice to any of Trustee’s or Holders’ other rights under any Loan Document or applicable law, declare all Obligations to be immediately due and payable (except with respect to any Event of Default set forth in Section 7(f) hereof, in which case all Obligations shall automatically become immediately due and payable without necessity of any declaration) without presentment, representation, demand of payment or protest, which are hereby expressly waived;

(b) Trustee, on behalf of Holders, may, after ten (10) Business Days prior written notice to Wachovia (unless (i) there are no amounts then owed to Wachovia under the Wachovia Agreement and (ii) the Wachovia Agreement has been terminated), take possession of the Collateral and, for that purpose, may enter, with the aid and assistance of any person or persons, any premises where the Collateral or any part hereof is, or may be placed, and remove the same;

(c) the obligation of Trustee or Holders, if any, to give additional (or to continue) financial accommodations of any kind to Company shall immediately terminate;

(d) Trustee, on behalf of Holders, may, after ten (10) Business Days prior written notice to Wachovia (unless (i) there are no amounts then owed to Wachovia under the Wachovia Agreement and (ii) the Wachovia Agreement has been terminated), exercise in respect of the Collateral, in addition to other rights and remedies provided for herein (or in any Loan Document) or otherwise available to it, all the rights and remedies of a secured party under the UCC whether or not the UCC applies to the affected Collateral and also may (i) require Company to, and Company hereby agrees that they will at their expense and upon request of Trustee or Holders forthwith, assemble all or part of the Collateral as directed by Holders and make it available to Trustee and Holders at a place to be designated by Holders that is reasonably convenient to both parties and (ii) without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of Trustee’s offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as Trustee, on behalf of Holders, may deem commercially reasonable. Trustee agrees to provide at least ten (10) days’ notice to Wachovia and Company of the time and place of any public sale or the time after which any private sale is to be made pursuant to or at any time following a foreclosure or repossession. Trustee or Holders shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. Trustee or Holders may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned; and

(e) all cash proceeds received by Trustee or Holders in respect of any sale of, collection from, or other realization upon all or any part of the Collateral may, at the discretion of Trustee or Holders, be held by Trustee or Holders as collateral for, or then or at any time thereafter applied in whole or in part by Holders against, all or any part of the Obligations in such order as Trustee or Holders shall elect. Unless otherwise required by applicable law, as determined by a court of competent jurisdiction, any surplus of such cash or cash proceeds held by Trustee or Holders and remaining after the full and final payment of all the Obligations shall be paid over to Wachovia unless (i) there are no amounts then owed to Wachovia under the Wachovia Agreement and (ii) the Wachovia Agreement has been terminated, in which case such surplus will be paid over to Company.

SECTION 9. MISCELLANEOUS PROVISIONS.

SECTION 9.1 Notices. Except as otherwise provided herein, all notices, approvals, consents, correspondence or other communications required or desired to be given hereunder shall be given in writing and shall be delivered by overnight courier, hand delivery or certified or registered mail, postage prepaid, (i) if to Trustee, to the address noted under Trustee’s name on the signature page attached hereto or to such other address as shall be designated by Trustee to Company in writing, (ii) if to Holder(s), to the address noted under each Holder’s name on the signature page attached to the Note Purchase Agreement or to such other address as shall be designated by Holder to Company in writing, and (iii) if to Company, to address of Streicher noted on the first page of this Security Agreement. All such notices and correspondence shall be effective when received.

SECTION 9.2 Headings. The headings in this Security Agreement are for purposes of reference only and shall not affect the meaning or construction of any provision of this Security Agreement.

SECTION 9.3 Assignments. Company shall not have the right to assign the Notes nor this Security Agreement or any interest therein. A Holder may assign its rights and delegate its obligations under the Notes or this Security Agreement.

SECTION 9.4 Amendments, Waivers and Consents. Any amendment or waiver of any provision of this Security Agreement and any consent to any departure by Company from any provision of this Security Agreement shall be effective only by a writing signed by the Trustee, provided, however, that Trustee shall not consent to any such amendment without the prior written consent of the holders of at least sixty-six and 2/3 percent (66 2/3%) of the principal amount of the Notes, and shall bind and benefit Company and Holders and their respective successors and assigns, subject, in the case of Company, to the first sentence of Section 8.3 hereof.

SECTION 9.5 Interpretation of Agreement. Time is of the essence in each provision of this Security Agreement of which time is an element. To the extent a term or provision of this Security Agreement conflicts with the Notes and is not dealt with herein with more specificity, this Security Agreement shall control with respect to the subject matter of such term or provision. Acceptance of or acquiescence in a course of performance rendered under this Security Agreement shall not be relevant in determining the meaning of this Security Agreement even though the accepting or acquiescing party had knowledge of the nature of the performance and opportunity for objection.

SECTION 9.6 Continuing Security Interest. This Security Agreement shall create a continuing security interest in the Collateral and shall (i) remain in full force and effect until the indefeasible payment in full of the Obligations, (ii) be binding upon Company and each of their successors and assigns and (iii) inure, together with the rights and remedies of Holders hereunder, to the benefit of Holders and its successors, transferees and assigns.

SECTION 9.7 Reinstatement. To the extent permitted by law, this Security Agreement and the rights and powers granted to Trustee and Holders hereunder and under the other Loan Documents shall continue to be effective or be reinstated if at any time any amount received by Holders in respect of the Obligations is rescinded or must otherwise be restored or returned by Trustee or Holders upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of either Company or upon the appointment of any receiver, intervenor, conservator, trustee or similar official for either Company or any substantial part of its assets, or otherwise, all as though such payments had not been made.

SECTION 9.8 Survival of Provisions. All representations, warranties and covenants of Company contained herein shall survive the execution and delivery of this Security Agreement, and shall terminate only upon the full and final payment and performance by Company of the Obligations secured hereby.

SECTION 9.9 Indemnification. Company agrees to indemnify and hold harmless Trustee, Holders and their respective directors, officers, agents, employees and counsel from and against any and all costs, expenses, claims, or liability incurred by Holders or such Person hereunder and under any other Loan Document or in connection herewith or therewith, unless such claim or liability shall be due to willful misconduct or gross negligence on the part of Holders or such Person.

SECTION 9.10 Governing Law. THE VALIDITY, INTERPRETATION AND ENFORCEMENT OF THIS SECURITY AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW PRINCIPLES THEREOF.

SECTION 9.11 Venue; Service of Process. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS SECURITY AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF FLORIDA SITUATED IN BROWARD COUNTY, OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF FLORIDA AND, BY EXECUTION AND DELIVERY OF THIS SECURITY AGREEMENT, THE COMPANY HEREBY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. THE COMPANY HEREBY IRREVOCABLY WAIVES, IN CONNECTION WITH ANY SUCH ACTION OR PROCEEDING, (A) ANY OBJECTION, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, THAT IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING IN SUCH RESPECTIVE JURISDICTIONS AND (B) THE RIGHT TO INTERPOSE ANY NONCOMPULSORY SETOFF, COUNTERCLAIM OR CROSS-CLAIM. THE COMPANY IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO THE COMPANY AT THE ADDRESS FOR IT SPECIFIED IN SECTION 9.1 HEREOF. NOTHING HEREIN SHALL AFFECT THE RIGHT OF TRUSTEE OR HOLDERS TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE COMPANY IN ANY OTHER JURISDICTION, SUBJECT IN EACH INSTANCE TO THE PROVISIONS HEREOF WITH RESPECT TO RIGHTS AND REMEDIES.

SECTION 9.12 Delays; Partial Exercise of Remedies. No delay or omission of Trustee or Holders to exercise any right or remedy hereunder, whether before or after the happening of any Event of Default, shall impair any such right or shall operate as a waiver thereof or as a waiver of any such Event of Default. No single or partial exercise by Trustee or Holders of any right or remedy shall preclude any other or further exercise thereof, or preclude any other right or remedy.

SECTION 9.13 Waiver of Jury Trial. THE COMPANY, TRUSTEE AND HOLDERS IRREVOCABLY WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS SECURITY AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED BY THOSE AGREEMENTS.

SECTION 9.14 Entire Agreement. Company, Trustee and Holders agree that this Security Agreement and the exhibits hereto are the complete and exclusive statement and agreement between the parties with respect to the subject matter hereof, superseding all proposals and prior agreements, oral or written, and all other communications between the parties with respect to the subject matter hereof.

SECTION 9.15 Counterparts; Facsimile. This Security Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original but all of which taken together shall constitute one agreement. Signatures to this Security Agreement may be transmitted by facsimile and such transmission shall be deemed to be an original.

IN WITNESS WHEREOF, the parties hereto have caused this Security Agreement to be duly executed and delivered by their proper and duly authorized officers as of the date first set forth above.

Streicher Mobile Fueling, Inc.

By: ______________________________
Richard E. Gathright
President and Chief Executive Officer

FED ID NO. 65-0707824

[Subsidiary]

By: ______________________________
Richard E. Gathright
President and Chief Executive Officer

FED ID NO. ________________________

[_______________________]

By: ______________________________
Name:
Title:

By: ______________________________
Name:
Title:

FED ID NO. ________________________